Exhibit 10.4

Execution Version

PAYMENT AGREEMENT AND RELEASE

This PAYMENT AGREEMENT AND RELEASE (this “Agreement”) is entered into as of March 22, 2010, by and among Deerfield & Company LLC, an Illinois limited liability company (the “Issuer”), Deerfield Capital Corp., a Maryland corporation (“DFR”), each of the holders listed on Schedule A attached hereto (each a “Series A Holder” and collectively, the “Series A Holders”) and each of the holders listed on Schedule B attached hereto (each a “Series B Holder” and collectively, the “Series B Holders”) (each Series A Holder and Series B Holder shall be referred to herein as a “Holder” and collectively, the “Holders”), Wendy’s/Arby’s Group, Inc. (formerly known as Triarc Companies, Inc.) (“WAG”), as collateral agent under the Series A Purchase Agreement (as defined below)(in such capacity, the “Series A Collateral Agent”), WAG, as administrative holder under the Series A Purchase Agreement (in such capacity, the “Series A Administrative Holder” and together with the Series A Collateral Agent, collectively, the “Series A Agents”), WAG, as collateral agent under the Series B Note Purchase Agreement (as defined below) (in such capacity, the “Series B Collateral Agent”), and Spensyd Asset Management LLLP, as administrative holder under the Series B Note Purchase Agreement (in such capacity, the “Series B Administrative Holder” and, together with the Series B Collateral Agent, collectively, the “Series B Agents” and, together with the Series A Agents, collectively, the “Agents”).  Capitalized terms used herein without definition are used as defined in each of the Note Purchase Agreements referred to below.

WHEREAS, the Issuer and the Series A Holders are party to that certain Series A Note Purchase Agreement, dated as of December 21, 2007 (as amended, supplemented or otherwise modified from time to time, the “Series A Note Purchase Agreement”), among the Issuer, DFR, the Series A Collateral Agent, the purchasers party thereto, the Series A Administrative Holder and each other holder from time to time party thereto as provided therein.

WHEREAS, the Issuer and the Series B Holders are party to that certain Series B Note Purchase Agreement, dated as of December 21, 2007 (as amended, supplemented or otherwise modified from time to time, the “Series B Note Purchase Agreement” and, together with the Series A Note Purchase Agreement, collectively, the “Note Purchase Agreements”), among the Issuer, DFR, the Series B Collateral Agent, the purchasers party thereto, the Series B Administrative Holder and each other holder from time to time party thereto as provided therein.

WHEREAS, pursuant to the terms of the Series A Note Purchase Agreement, the Issuer has issued promissory notes to the Series A Holders in an aggregate principal amount of $48,868,196 (the “Series A Notes”) and each Series A Holder is, as of the date hereof, the owner of Series A Notes in an aggregate principal amount set forth opposite to such Series A Holder’s name on Schedule A attached hereto.

WHEREAS, pursuant to the terms of the Series B Note Purchase Agreement, the Issuer has issued promissory notes to the Series B Holders in an aggregate principal amount of $25,073,445 (the “Series B Notes” and, together with the Series A Notes, the “Notes”) and each Series B Holder is, as of the date hereof, the owner of Series B Notes in an aggregate principal amount set forth opposite to such Series B Holder’s name on Schedule B attached hereto.

WHEREAS, the Holders and the Agents have agreed that in consideration of the Issuer paying the Note Repayment Amount (as defined below) to the Holders and the Agents, as applicable, in accordance with Section 2 below, the Notes shall, as of the Payment Date, be treated as fully paid and cancelled and the Issuer shall, subject to Section 16 hereof, be released from any further obligations or liabilities in connection with the Notes or any of its other obligations with respect thereto under the Note Purchase Agreements or any other Note Documents thereunder (except for such obligations that pursuant to the Note Documents are expressly stated to survive termination of the Note Documents).

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1                                         DEFINITIONS

1.1                               As used in this Agreement, the following terms shall have the meanings set forth below:

“Effective Date” means July 31, 2010.

“Investment Transaction” means any debt and/or equity financing transaction and/or recapitalization transaction (or any combination thereof) consummated by the Issuer, DFR or any of their respective Subsidiaries on or after the date hereof, which, together with any other debt and/or equity financing transaction and/or recapitalization transaction (or any combination thereof) consummated by the Issuer, DFR or any of their respective Subsidiaries on or after the date hereof, results in aggregate cash proceeds to the Issuer, DFR and their respective Subsidiaries in an amount equal to at least $25,000,000.

“Investment Transaction Date” means the date on which a closing under an Investment Transaction shall have occurred.

“Note Repayment Amount” means the sum of (i) the Series A Note Repayment Amount and (ii) the Series B Note Repayment Amount.

“Parties” means, collectively, each of the Issuer, DFR, each Holder and each Agent.

“Payment Date” means the date on or prior to the Effective Date on which the Issuer shall have paid the Note Repayment Amount in full in accordance with Section 2.1.

“Series A Note Repayment Amount” means the sum of (a) with respect to all Series A Holders in the aggregate, $31,317,000.00 in full satisfaction of the $48,868,196.00 in aggregate principal amount of Series A Notes being discharged pursuant to this Agreement (i.e., at a price equal to $640,846.25 per $1,000,000 of principal amount being discharged) plus (b) all accrued and unpaid interest with respect to the outstanding principal amount of the Series A Notes held by the Series A Holders as of the Payment Date (as confirmed or determined by the Series A Administrative Holder pursuant to Section 2.1) plus (c) all unpaid costs and expenses of the Series A Holders, the Series A Administrative Holder and the Series A Collateral Agent (including, without limitation, the reasonable fees and expenses of counsel to the Series A Holders, the Series A Administrative Holder and the Series A Collateral Agent) in connection with the Series A Notes, the Series A Note Purchase Agreement, the other Note Documents (as defined in the Series A Note Purchase Agreement) and this Agreement (as notified in writing by the Series A Administrative Holder to the Issuer prior to the Payment Date).

“Series B Note Repayment Amount” means the sum of (a) with respect to all Series B Holders in the aggregate, $23,683,000.00 in full satisfaction of the $25,073,445.00 in aggregate principal amount of Series B Notes being discharged pursuant to this Agreement (i.e., at a price equal to $944,545.12 per $1,000,000.00 of principal amount being discharged), plus (b) all accrued and unpaid interest with respect to the outstanding principal amount of the Series B Notes held by the Series B Holders as of the Payment Date (as confirmed or determined by the Series B Administrative Holder pursuant to Section 2.1) plus (c) all unpaid costs and expenses of the Series B Holders, the Series B Administrative Holder and the Series B Collateral Agent (including, without limitation, the reasonable fees and expenses of counsel to the Series B Holders, the Series B Administrative Holder and the Series B Collateral Agent) in connection with the Series B Notes, the Series B Note Purchase Agreement, the other Note Documents (as defined in the Series B Note Purchase Agreement) and this

Agreement (as notified in writing by the Series B Administrative Holder to the Issuer prior to the Payment Date).

2                                         REPAYMENT OF NOTES

2.1                               If the Investment Transaction Date shall have occurred prior to or on the Effective Date, notwithstanding anything to the contrary contained in the Intercreditor Agreement or the Note Documents, the Issuer shall, on such Investment Transaction Date, pay to (i) the Series A Holders, the Series A Note Repayment Amount, with each Series A Holder receiving such portion of the Series A Note Repayment Amount set forth opposite such Holder’s name on Schedule D attached hereto under the heading “Holder/Agent Repayment Amount” as complete and full repayment of the Series A Notes held by such Series A Holder as set forth on Exhibit A, (ii) the Series B Holders, the Series B Note Repayment Amount, with each Series B Holder receiving such portion of the Series B Note Repayment Amount set forth opposite such Holder’s name on Schedule D attached hereto under the heading “Holder/Agent Repayment Amount,” as complete and full repayment of the Series B Notes held by such Series B Holder as set forth on Exhibit B, (iii) the Series A Administrative Holder the portion of the Series A Note Repayment Amount owed to the Series A Agents (as notified by the Series A Administrative Holder to the Issuer pursuant to the penultimate sentence of this Section 2.2) and (iv) the Series B Administrative Holder the portion of the Series B Note Repayment Amount owed to the Series B Agents (as notified by the Series B Administrative Holder to the Issuer pursuant to the penultimate sentence of Section 2.2), in each case by wire transfer of immediately available funds to the accounts listed as such Person’s account in Schedule C attached hereto.

2.2                               At least four Business Days in advance of the contemplated Payment Date, the Issuer shall provide in writing to each of the Series A Administrative Holder and the Series B Administrative Holder the Issuer’s calculation of (i) the portion of the Series A Note Repayment Amount and the Series B Note Repayment Amount, respectively, representing the aggregate accrued and unpaid interest with respect to the Series A Notes or the Series B Notes, as applicable, as of such contemplated Payment Date and (ii) the aggregate accrued and unpaid interest owing to each Holder as of such contemplated Payment Date, in each case which amounts shall be confirmed by the Series A Administrative Holder or the Series B Administrative Holder, as applicable, in its discretion.  If the Series A Administrative Holder or the Series B Administrative Holder does not agree with the Issuer’s calculations of such accrued and unpaid interest with respect to the Series A Notes or the Series B Notes, respectively, the Series A Administrative Holder or the Series B Administrative Holder, as applicable, shall not later than two Business Days prior to the contemplated Payment Date provide its own calculation of such amount to the Issuer and the Series A Administrative Holder or the Series B Administrative Holder, as applicable, and such determination shall be conclusive and binding on the Parties in the absence of manifest error.  At least two Business Days prior to the Payment Date, the Agents shall notify the Issuer of the amount of unpaid costs and expenses owed to the Holders and the Agents pursuant to Section 9.04 of each of the Note Purchase Agreements (including, without limitation, the reasonable and documented out-of-pocket costs and expenses of the Holders and Agents relating to the negotiation, preparation, execution and delivery of this Agreement) to be paid on such contemplated Payment Date.  Upon receipt of the Note Repayment Amount in full in cash in accordance with Section 2.1, each Holder and each Agent shall be deemed to have accepted such amount in full satisfaction and settlement of the Notes owned by such Holder, all reimbursement and other obligations owed to the Holders and the Agents under the Note Documents and all other obligations with respect thereto.

2.3                               The Issuer shall use its commercially reasonable efforts to cause the Investment Transaction Date to occur prior to the Effective Date.

3                                         EFFECT OF REPAYMENT

Each Holder hereby acknowledges that upon payment by the Issuer of the Note Repayment Amount in full in accordance with Section 2.1:

3.1                               all obligations of the Issuer under the Notes shall be discharged in full, and the Issuer and all other Note Parties shall be released and discharged from any and all of their obligations and liabilities with respect to the Notes arising under the Notes, the Note Purchase Agreements, any other Note Document under the Note Purchase Agreements and all other documents and agreements executed and delivered pursuant to the Note Purchase Agreements (except for obligations under this Agreement and such obligations that pursuant to the Note Documents are expressly stated to survive termination of the Note Documents);

3.2                               the Notes shall be effectively cancelled, and of no further force and effect;

3.3                               the Liens created by the Guaranty and Pledge Agreement or any other Note Document with respect to the Collateral and any right, title or interest of the Holders (or any of the Agents on their behalf) in the Collateral shall cease and be terminated and released, including pursuant to Section 8.02 of each Note Purchase Agreement; and

3.4                               the Agents will (and the Holders hereby instruct the Agents to) execute and deliver to the Issuer or any other Note Party any and all documents as the Issuer or such Loan Party reasonably requests in order to evidence or otherwise give public notice of such terminations and releases (provided that any and all expenses relating to the preparation, execution, delivery and/or recordation of any such terminations and releases (and all documentation with respect thereto) shall be paid by the Issuer), and the Holders hereby authorize the Issuer and the Agents from time to time on and following the Payment Date to file the aforementioned documents, terminations and releases.

4                                         REPRESENTATIONS AND WARRANTIES

4.1                               Each Party represents and warrants to the other Parties as of the date hereof and as of the Payment Date that this Agreement has been duly authorized, executed and delivered by such Party, and that this Agreement is a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles.

4.2                               Each of the Issuer and DFR hereby represents and warrants to the Holders and the Agents as of the date hereof and as of the Payment Date that the execution, delivery and performance of this Agreement by the Issuer and DFR, the repayment of the Notes, as contemplated by this Agreement, and, as of the Payment Date, the consummation of the Investment Transaction (including any financing and recapitalization transactions entered into by the Issuer, DFR or any of their respective Subsidiaries after the date hereof) do not and will not conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it is a party  or under its certificate of incorporation, bylaws or other governing instruments.

4.3                               Each of the Issuer and DFR hereby represents and warrants to the Holders and the Agents that, as of the Payment Date and after giving effect to the Investment Transaction and the payment of the Note Repayment Amount, it shall be Solvent.

4.4                               DFR hereby represents and warrants to the Holders and the Agents that, since the date of the filing of DFR’s Form 10-Q for the period ended September 30, 2009 with the SEC, there has been no material decrease in the aggregate amount of DFR’s unrestricted cash and cash equivalents.

4.5                               Each Holder hereby represents and warrants to the Issuer and DFR as of the date hereof and as of the Payment Date that such Holder (i) is the record and beneficial owner of the Notes in the principal amounts set forth opposite such Holder’s name on Schedule A or Schedule B attached hereto, as applicable, (ii) exercises sole investment authority with respect to such Notes, including the power to sell, assign and transfer such Notes to the Issuer and (iii) has not assigned, transferred, or otherwise disposed of, or agreed to assign, transfer or otherwise dispose of any right, title or interest in or to, such Holder’s Notes to any other Person (other than pursuant to this Agreement).

4.6                               Each Holder and each Agent hereby represents and warrants to the Issuer and DFR as of the date hereof that it does not presently have any outstanding claims for indemnification under any Note Document, including under Section 9.04 of the Note Purchase Agreements, against the Issuer, DFR or any of their respective Subsidiaries and, to its actual knowledge, no fact presently exists that with the elapse of time or otherwise would give rise to or provide any basis for any such claim for indemnification against the Issuer, DFR or any of their respective Subsidiaries.

4.7                               DFR and the Issuer each hereby represents and warrants to each Holder and each Agent as of the date hereof that it does not presently have any outstanding claims for indemnification under any Note Document against any Holder or Agent and, to its actual knowledge, no fact presently exists that with the elapse of time or otherwise would give rise to or provide any basis for any such claim for indemnification against any Holder or Agent.

5                                         ADDITIONAL COVENANTS

5.1                               Prior to the Investment Transaction Date, the Issuer shall deliver evidence to the Holders and the Agents in form and substance reasonably satisfactory to the Holders and the Agents that the transactions contemplated by Sections 2 and 3 of this Agreement (including, without limitation, the payment of the Note Repayment Amount pursuant to Section 2.1) are a condition precedent to the closing of the Investment Transaction.

5.2                               Each of the Issuer and DFR agrees that immediately following the closing of the Investment Transaction, the Issuer and DFR shall have immediately available and unrestricted cash in an amount that is sufficient, together with the net cash proceeds of the Investment Transaction, to pay the Note Repayment Amount in full.

5.3                               Each of the Issuer and DFR agrees that it will not make, and will not cause any other Person to make, any statement that could reasonably be expected to disparage or demean any Holder or Agent or any of their Subsidiaries with respect to any of the matters contemplated by this Agreement, the Note Purchase Agreements or the Investment Transaction and that it will not make, and will not cause any other Person to make, any statement that could reasonably be expected to be adverse to any Holder or Agent or any of their Subsidiaries with respect to any of the matters contemplated by this Agreement, the Note Purchase Agreements or the Investment Transaction; provided, however, that nothing contained in this Section 5.3 shall prohibit, limit or restrict the Issuer or DFR from (i) asserting or enforcing any rights, claims or defenses or pursuing any remedies it may have against any Holder or Agent, or any of its successors or assigns, under this Agreement, the Note Purchase Agreements or any other Note Documents or (ii) making statements that it believes are necessary or advisable in connection with (A) the fulfilment of its obligations under applicable law or regulation, including, without limitation, making statements contained in filings made or required to be made with, or documents or reports delivered or required to be delivered to, any Governmental Authority, including without limitation the SEC, and/or (B) any pleadings, filings or written communications between or among the Parties with respect to any actual or threatened litigation or investigation by any Governmental Authority related thereto.  Unless the Payment Date shall have occurred on or prior to the Effective Date, the provisions of this Section 5.3 shall terminate and be of no further force and effect on the day following the Effective Date.  If the Payment Date shall have occurred on or prior to the Effective Date, the provisions of this Section 5.3 shall terminate and be of no further force and effect following the second anniversary of the Effective Date.

5.4                               Each of the Holders and Agents agrees, severally and not jointly, that it will not make, and will not cause any other Person to make, any statement that could reasonably be expected to disparage or demean either the Issuer or DFR or any of their subsidiaries with respect to any of the matters contemplated by this Agreement, the Note Purchase Agreements or the Investment Transaction, and that it will not make, and will not cause any other Person to make, any statement that could reasonably be expected to be adverse to the Issuer, DFR or any of their Subsidiaries in connection with the management of assets for existing clients; provided, however, that nothing contained in this Section 5.4 shall prohibit, limit or restrict any of the Holders or Agents from (i) asserting or enforcing any rights, claims or defenses or pursuing any remedies it may have against either the Issuer or DFR, or any of its successors or assigns, under this Agreement, the Note Purchase Agreements or any other Note Documents or (ii) making statements or taking actions that it believes are necessary or advisable in connection with (A) the fulfilment of its obligations under applicable law or regulation, including, without limitation, making statements contained in filings made or required to be made with, or documents or reports delivered or required to be delivered to, any Governmental Authority, including without limitation the SEC, and/or (B) any pleadings, filings or written communications between or among the Parties with respect to any actual or threatened litigation or investigation by any Governmental Authority related thereto.  Unless the Payment Date shall have occurred on or prior to the Effective Date, the provisions of this Section 5.4 shall terminate and be of no further force and effect on the day following the Effective Date.  If the Payment Date shall have occurred on or prior to the Effective Date, the provisions of this Section 5.4 shall terminate and be of no further force and effect following the second anniversary of the Effective Date.

5.5                               Each of the Holders agrees that if the Payment Date shall have occurred on or prior to the Effective Date, then such Holder shall either deliver to the Issuer for cancellation on such Payment Date the original Notes issued to such Holder in an aggregate principal amount equal to the amount set forth opposite such Holder’s name on Schedule A or Schedule B attached hereto, as applicable, or, in respect of each such Note that has been lost, stolen, seized or destroyed, deliver, in lieu thereof, a duly executed affidavit of loss and a duly executed indemnity agreement with respect thereto reasonably acceptable to the Issuer.

6                                         TERMINATION OF THE INTERCREDITOR AGREEMENT

Effective as of the Payment Date, the Issuer, DFR, each of the Agents and each of the Holders agree that the Intercreditor Agreement shall terminate and be of no further force or effect.

7                                         MUTUAL RELEASE

Effective as of the Payment Date, and subject to the terms hereof (including, without limitation, Sections 3.1 and 16), (i) DFR and the Issuer each hereby does, for itself and for its successors and assigns, fully and unconditionally release and forever discharge the other Parties and their respective employees, officers, directors, agents, successors, and assigns, (ii) each Series A Holder hereby does, for itself and for its successors and assigns, fully and unconditionally release and forever discharge each of DFR, the Issuer and their respective Subsidiaries, the Series A Agents and, in each case, their respective employees, officers, directors, agents, successors, and assigns, (iii) each Series B Holder hereby does, for itself and for its successors and assigns, fully and unconditionally release and forever discharge each of DFR, the Issuer and their respective Subsidiaries, the Series B Agents (in their capacity as a Series B Agent) and, in each case, their respective employees, officers, directors, agents, successors, and assigns, (iv) each Series A Agent hereby does, for itself and for its successors and assigns, fully and unconditionally release and forever discharge each of DFR, the Issuer and their respective Subsidiaries, the other Series A Agent, each Series A Holder and, in each case, their respective employees, officers, directors, agents, successors, and assigns and (v) each Series B Agent hereby does, for itself and for its successors and assigns, fully and unconditionally release and forever discharge each of DFR, the Issuer and their respective Subsidiaries, the other Series B Agent, each Series B Holder and, in each case, their respective employees, officers, directors, agents, successors, and assigns, in each case of clauses (i) through and including (v) above, from all of their respective obligations and liabilities under or claims relating to any of the Note Purchase Agreements, the Notes, any other Note Documents under any of the Note Purchase Agreements and all other documents and agreements delivered pursuant thereto (except for obligations and liabilities under or claims relating to this Agreement and those that pursuant to the Note Documents or other documents and agreements delivered pursuant thereto are expressly stated to survive termination of the Note Documents).

8                                         NO TRANSFER OF NOTES

Each Holder agrees that, from the date hereof through and including Effective Date, it shall not sell, transfer, assign or otherwise dispose of any of the Notes (other than pursuant to this Agreement), any interest therein or any of its related claims and rights arising out of or in connection with or otherwise relating to the Notes, any of the Note Purchase Agreements or any other Note Document under any Note Purchase Agreements, or any option thereon or any right or interest with respect thereto, except to any individual that is an heir, trustee or personal representative of such Holder, in each case, that has assumed all obligations of such Holder hereunder.

9                                         RELEASE AND WAIVER

Effective as of the date hereof, and in consideration of the agreements of the Holders under this Agreement, DFR on behalf of itself and its Subsidiaries and Affiliates and each of their respective successors and assigns (collectively, “Releasors”), hereby:

9.1                               waives unconditionally, irrevocably and forever, in accordance with Section 11.12 of that certain Agreement and Plan of Merger, dated as of December 17, 2007 (as amended, the “Merger Agreement”), by and among DFR, DFR Merger Company, LLC, Deerfield & Company LLC and (solely for the purposes of Article IX and XI and Sections 2.7, 3.3, 3.5, 6.5, 6.7, 6.10, 6.15, 6.19 and 6.20 of the Merger Agreement) WAG, WAG’s obligation under Section 11.2(a)(iii) of the Merger Agreement to indemnify and hold any Buyer Indemnified Party harmless from and against Losses equal to the Seller’s Representative Percentage; and

9.2                               releases, acquits and discharges, unconditionally, irrevocably and forever, to the fullest extent permitted by law, WAG and its Affiliates, employees, officers, directors, agents, attorneys, representatives, successors and assigns (collectively, “Releasees”), from any and all claims, demands, causes of action, and obligations, of every kind, nature and description whatsoever, which such Releasor ever had, now has or may have in relation to WAG’s obligation under Section 11.2(a)(iii) of the Merger Agreement, whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, in law, equity or otherwise.  Each Releasor agrees not to assert any claim, demand, cause of action, or obligation covered by this Section 9 against any Releasee.

Notwithstanding the foregoing, nothing in this Section 9 shall constitute an acknowledgment that any Member otherwise is liable for any indemnity or other obligation under Section 11.2(a)(iii) of the Merger Agreement.

The Parties agree that the release and waiver provided in this Section 9 shall survive the termination of this Agreement.

For purposes of this Section 9, capitalized terms that are used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Merger Agreement.

10                                  COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart hereof by facsimile or electronic portable document format shall have the same effect as delivery of an originally executed counterpart hereof.

11                                  GOVERNING LAW

This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state; provided that the Series A Collateral Agent, the Series B Collateral Agent and each Holder shall retain all rights arising under Federal law.

12                                  JURISDICTION

THE PARTIES HERETO HEREBY CONSENT, UNCONDITIONALLY AND  IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS AGREEMENT IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE ISSUER AND DFR FURTHER IRREVOCABLY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT TO THE SERVICE OF PROCESS GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH IN THE NOTE PURCHASE AGREEMENTS IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE ISSUER AND DFR HEREBY  IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS OR HOLDERS TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY JURISDICTION.

13                                  ENTIRE AGREEMENT

This Agreement supersedes all other prior oral or written agreements between the Parties with respect to the matters contained herein, and this Agreement contains the entire understanding of the Parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Issuer nor any other Party hereto makes any representation, warranty, covenant or undertaking with respect to such matters.

14                                  TERMINATION

Unless the Payment Date shall have occurred on or prior to the Effective Date, this Agreement (other than Sections 9, 11 and 12 hereof) shall terminate and shall be of no further force and effect, on the day following the Effective Date; provided that the Effective Date and the term of this Agreement may be extended to any date on or prior to the Maturity Date pursuant to a written agreement executed by DFR, the Issuer, the Series A Administrative Holder on behalf of the Series A Holders and the Series B Administrative Holder on behalf of the Series B Holders.  Each of the Series A Holders hereby authorizes the Series A Administrative Holder to extend the term of this Agreement in its discretion pursuant to this Section 14, and each of the Series B Holders hereby authorizes the Series B Administrative Holder to extend the term of this Agreement in its discretion pursuant to this Section 14.

15                                  NOTE DOCUMENT; AMENDMENTS

This Agreement and the provisions herein applicable to (i) the Series A Notes, the Series A Holders and the Series A Agents shall constitute a Note Document, as defined in the Series A Note Purchase Agreement, and (ii) the Series B Notes, the Series B Holders and the Series B Agents shall constitute a Note Document, as defined in the Series B Note Purchase Agreement, and amendments thereto, other than as provided in Section 14 above with respect to the extension of the term of this Agreement, shall be governed by Section 9.01 of the Series A Note Purchase Agreement or the Series B Note Purchase Agreement, as applicable.  For greater clarity and subject to the exception regarding the extension of the term of this Agreement set forth in Section 14 hereof, the amendment of any provision of this Agreement that would have required the consent of any Holder pursuant to Section 9.01 of the Series A Note Purchase Agreement or the Series B Note Purchase Agreement if such provision had been contained in the Series A Note Purchase Agreement or Series B Note Purchase Agreement, respectively, shall require such consent.

16                                  NOTES REMAIN OUTSTANDING

Notwithstanding anything to the contrary contained in this Agreement, prior to the Payment Date, the Notes shall remain outstanding and in full force and effect in accordance with the terms of the Series A Note Purchase Agreement or the Series B Note Purchase Agreement, as applicable, until the Note Repayment Amount with respect thereto is paid in full in accordance with Section 2.1 above. For the avoidance of doubt, nothing in this Agreement shall be deemed to be an approval of, consent to, or waiver by any Holder in respect of, any action taken or proposed to be taken by the Issuer, DFR or any of their respective Subsidiaries in connection with any transaction not expressly permitted by the Note Purchase Agreements and the other Note Documents, except for an Investment Transaction consummated in accordance with the terms of this Agreement, including, without limitation, the payment in full in cash of the Note Repayment Amount on the Investment Transaction Date.

17                                  REINSTATEMENT

Notwithstanding anything to the contrary contained in this Agreement, if at any time the payment of the Note Repayment Amount, or any part thereof, is rescinded or must otherwise be restored or returned by any Holder or Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuer or any Loan Party or any substantial part of its property, or otherwise, then (i) the obligations of the Issuer and DFR hereunder and under the Notes, the Note Purchase

Agreements and under the Note Documents shall be reinstated with respect to the principal amount of the Notes outstanding immediately prior to the payment of the Note Repayment Amount, less any portion of the Note Repayment Amount that has not been so rescinded or otherwise restored or returned, all as though such payment had not been made, (ii) to the extent that amounts so rescinded, restored or returned are with respect to a portion of the Note Repayment Amount paid in respect of both the Series A Notes and Series B Notes, the Intercreditor Agreement shall be reinstated with respect to the principal amount of the Series A Notes and Series B Notes outstanding immediately prior to the payment of the Note Repayment Amount, less any portion of the Note Repayment Amount that has not been so rescinded or otherwise restored or returned, all as though such payment had not been made, (iii) the mutual release in Section 7 shall be null and void and (iv) Section 8 shall be null and void.

18                                  EXPENSES

The Issuer shall bear its own costs and expenses. The Issuer shall pay all reasonable and documented out-of-pocket costs and expenses of the Holders and Agents relating to the negotiation, preparation, execution and delivery of this Agreement, which costs and expenses of the Holders and Agents shall, if not paid prior to the Payment Date, be included in the Series A Note Repayment Amount and the Series B Note Repayment Amount, as applicable.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

DEERFIELD & COMPANY LLC

By:	/s/ Robert A. Contreras
	Name:	Robert A. Contreras
	Title:	General Counsel

DEERFIELD CAPITAL CORP.

By:	/s/ Robert A. Contreras
	Name:	Robert A. Contreras
	Title:	General Counsel

[Signature Pate to DFR Payment Agreement and Release]

WENDY’S/ARBY’S GROUP, INC. (f/k/a Triarc Companies, Inc.), as Series A Collateral Agent

By:	/s/ Nils H. Okeson
	Name:	Nils H. Okeson
	Title:	SVP, General Counsel and Secretary

WENDY’S/ARBY’S GROUP, INC. (f/k/a Triarc Companies, Inc.), as Series A Administrative Holder

By:	/s/ Nils H. Okeson
	Name:	Nils H. Okeson
	Title:	SVP, General Counsel and Secretary

WENDY’S/ARBY’S GROUP, INC. (f/k/a Triarc Companies, Inc.), as Series B Collateral Agent

By:	/s/ Nils H. Okeson
	Name:	Nils H. Okeson
	Title:	SVP, General Counsel and Secretary

SPENSYD ASSET MANAGEMENT LLLP, as Series B Administrative Holder

By:	/s/ Gregory Sachs
	Name:	Gregory Sachs
	Title:	Authorized Representative

[Signature Pate to DFR Payment Agreement and Release]

WENDY’S/ARBY’S GROUP, INC. (f/k/a Triarc Companies, Inc.), as Series A Holder

By:	/s/ Nils H. Okeson
	Name:	Nils H. Okeson
	Title:	SVP, General Counsel and Secretary

[Signature Pate to DFR Payment Agreement and Release]

JONATHAN TRUTTER, as Series A Holder

/s/ Jonathan W. Trutter

[Signature Pate to DFR Payment Agreement and Release]

JOHN K. BRINCKERHOFF AND LAURA R. BRINCKERHOFF REVOCABLE TRUST, as Series A Holder

By:	/s/ John K. Brinckerhoff
Name: John K. Brinckerhoff
Title: Trustee

[Signature Pate to DFR Payment Agreement and Release]

PAULA HORN, as Series A Holder

/s/ Paula Horn

[Signature Pate to DFR Payment Agreement and Release]

SCOTT ROBERTS, as Series B Holder

/s/ Scott Roberts

[Signature Pate to DFR Payment Agreement and Release]

RIVER ROAD HOLDINGS, LLC, as Series B Holder

By:	/s/ Bradley Rosen
	Name:	Bradley Rosen
	Title:	Authorized Representative

By:	/s/ Michelle Sibley
	Name:	Michelle Sibley
	Title:	Authorized Representative

[Signature Pate to DFR Payment Agreement and Release]

GHS 2008 SCM TRUST, as Series B Holder

By:	/s/ Gerald M. Sachs
	Name:	Gerald M. Sachs
	Title:	Trustee

[Signature Pate to DFR Payment Agreement and Release]